                                                                     Exhibit 5.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders,
Infotopia, Inc.
3635 Boardman Canfield Road
Canfield, OH 44406

Ladies and Gentlemen:

      We consent to the incorporation by reference in the prospectus of the Registration Statement on Form S-8 being filed by Infotopia, Inc. (the "Company") of our report, dated April 20, 2000, appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2000 (the "Form 10-KSB") on our audits of the financial statements of the Company as of December 31, 1999, also appearing in the Form 10-KSB.


Randy Simpson, CPA, P.C.


By: /s/ Randy Simpson
    -------------------------
        Randy Simpson



September 28, 2001